                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                               THREE MONTHS ENDED JUNE 30,
                                                               ---------------------------
                                                                   1997            1996
                                                                   ----            ----
                                                                  (Thousands of Dollars)
PRIMARY
-------
Net loss                                                       $     (5,394)    $       (670)
                                                               ============     ============

Weighted average shares outstanding                               9,644,466        9,511,548
                                                               ============     ============

Net loss per share                                             $       (.56)    $       (.07)
                                                               ============     ============

FULLY DILUTED

Net loss                                                       $     (5,394)    $       (670)

ADD:
   Interest on 7% Convertible Subordinated Debentures, net
   of applicable income taxes                                           207              244
                                                               ------------     ------------

Net loss for fully diluted net income per share                $     (5,187)    $       (426)
                                                               ============     ============

Weighted average number of shares used in calculating
  primary net loss per share                                      9,644,466        9,511,548

ADD:
   Shares issuable upon conversion of 7% Convertible Sub-
   ordinated Debentures                                             848,509        1,033,128

   Stock options                                                         --               --
                                                               ------------     ------------

Weighted average number of shares used in calculating fully
  diluted net loss share                                         10,492,975       10,544,676
                                                               ============     ============

Fully diluted net loss per share                               $       (.49)    $       (.04)
                                                               ============     ============

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                               SIX MONTHS ENDED JUNE 30,
                                                               -------------------------
                                                                   1997          1996
                                                                   ----          ----
                                                                  (Thousands of Dollars)
PRIMARY

Net loss                                                       $     (4,998)    $       (653)
                                                               ============     ============

Weighted average shares outstanding                               9,651,794        9,541,188
                                                               ============     ============

Net loss per share                                             $       (.52)    $       (.07)
                                                               ============     ============

FULLY DILUTED

Net loss                                                       $     (4,998)    $       (653)

ADD:
   Interest on 7% Convertible Subordinated Debentures, net
   of applicable income taxes                                           416              489
                                                               ------------     ------------

Net loss for fully diluted net income per share                $     (4,582)    $       (164)
                                                               ============     ============

Weighted average number of shares used in calculating
  primary net loss per share                                      9,651,794        9,541,188

ADD:
   Shares issuable upon conversion of 7% Convertible Sub-
   ordinated Debentures                                             852,594        1,033,128

   Stock options                                                         --            1,492
                                                               ------------     ------------

Weighted average number of shares used in calculating fully
  diluted net loss per share                                     10,504,388       10,575,808
                                                               ============     ============

Fully diluted net loss per share                               $       (.44)    $       (.02)
                                                               ============     ============